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                                                                    EXHIBIT 3.la

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                     *****

  Norwest Structured Assets, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

  DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

        RESOLVED, that the Certificate of Incorporation of Norwest Structured Assets, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

        The name of the corporation is Norwest Integrated Structured Assets, Inc. (The "Corporation")

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 5, 1997.

        IN WITNESS WHEREOF, said Norwest Structured Assets, Inc. has caused this certificate to be signed by David V. Gorsche, its Assistant Secretary, this Fourth day of March, 1997.

                                          Norwest Structured Assets, Inc.


                                            By:    /s/ David V. Gorsche
                                               --------------------------------
                                                    Assistant Secretary